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                                                                      EXHIBIT 41




[Chart: Pennzoil Company recurring earnings per share - trailing four quarters; 4th quarter 1994 ($0.61) through 4th quarter 1997 ($3.49); 3rd and 4th quarter 1997 noted as estimates per First Call; notation on chart: "Now that Pennzoil has done the hard work, our shareholders are just beginning to reap the rewards"]





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      PENNZOIL S FIRST AND SECOND QUARTER               Pennzoil Company has successfully cut costs, shed nonessential
        1997 RESULTS CONTINUE THE TREND:                businesses and put in place a strategy for the future.  First and second quarter 1997 results clearly demonstrate the effectiveness
  o First half recurring earnings up 118% to            of these moves.
    $2.04 per share

  o First half operating cash flow up 26% to            And this is only the beginning:
    $5.95 per share
                                                          o Gulf of Mexico exploration program offers high potential

  o Seven consecutive quarters of year on year            o International exploration projected to double reserves
    recurring earnings improvement have
    created total growth of 536%--9 consecutive           o Recent downstream projects will significantly enhance
    quarters by year end                                    operating performance

  o Production volumes up 18% over first                  o Powerful consumer brands will create further growth
    quarter                                                 opportunities
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                                                        Our shareholders are now beginning to enjoy the rewards of all our hard work.




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[Pennzoil Logo]    PENNZOIL COMPANY

                                   This contains forward-looking statements regarding future results and events. Actual results and events could differ materially for the reasons explained in Pennzoil's 1996 Form 10-K.